                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                                   /s/ Arthur Andersen
                                                     ARTHUR ANDERSEN
                                             WIRTSCHAFTSPRUFUNGSGESELLSCHAFT
                                             STEUERBERATUNGSGESELLSCHAFT MBH

Stuttgart
August 19, 1998